Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

"ASIANADA, INC.", A NEVADA CORPORATION,

WITH AND INTO "ASIANADA, INC." UNDER THE NAME OF "ASIANADA, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-SEVENTH DAY OF SEPTEMBER, A.D. 2007, AT 2:22 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Harriet Smith Windsor

Harriet Smith Windsor, Secretary of State

4409165 8100M

071060312

AUTHENTICATION: 6034455

DATE: 09-27-07

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:22 PM 09/27/2007
FILED 02:22 PM 09/27/2007
SRV 071060312 - 4409165 FILE

CERTIFICATE OF MERGER

OF

ASIANADA, INC.,
a Nevada corporation

INTO

ASIANADA, INC.,
a Delaware corporation

****

Pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is Asianada, Inc., a Delaware corporation ("Asianada Delaware"), and the name of the corporation being merged into this surviving corporation is Asianada, Inc., a Nevada corporation ("Asianada Nevada").

SECOND: The Plan and Agreement of Merger ("Agreement of Merger") between the parties has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252 of the General Corporation Law of the State of Delaware, by Asianada Nevada, in accordance with the provisions of Section 92A.200 of the Nevada Revised Statutes, and by Asianada Delaware, pursuant to Section 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the merger is Asianada, Inc., a Delaware corporation.

FOURTH: The Certificate of Incorporation of Asianada Delaware shall be the Certificate of Incorporation of the surviving corporation until amended and changed.

FIFTH: This Certificate of Merger shall be effective upon the filing thereof with the Secretary of State of the State of Delaware.

SIXTH: The executed Agreement of Merger is on file at the principal place of business of the surviving corporation. The address of said principal place of business is 2121 Avenue of the Stars, Suite 2550, Los Angeles, California 90067.

SEVENTH: A copy of the Agreement of Merger will be furnished on request, without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, Asianada, Inc., a Delaware corporation, has caused this certificate to be signed by an authorized officer on this 27th day of September, 2007.

ASIANADA, INC.,
a Delaware corporation

By: /s/ Charles Bentz
Name: Charles Bentz
Title: Chief Financial Officer

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